EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-123943) of SmartPros Ltd. and Subsidiary (the “Company”) of our report dated March 26, 2010, relating to the financial statements for the years ended December 31, 2009 and 2008 of the Company included in the Company’s Annual Report (Form 10-K) for the year ended December 31, 2009.

/s/ Holtz Rubenstein Reminick LLP

Holtz Rubenstein Reminick LLP

New York, New York
March 26, 2010